                                                                  EXHIBIT 3.1(b)


                             CERTIFICATE OF MERGER
                                    MERGING
            SEALRIGHT MANUFACTURING-EAST, INC., an Ohio Corporation
                                     INTO
          SEALRIGHT MANUFACTURING-EAST, INC.,  a Delaware Corporation
          -----------------------------------------------------------

                    Pursuant to Section 252 of the General
                   Corporation Law of the State of Delaware

          Pursuant to the provisions of The General Corporation Law of Delaware, the undersigned corporations certify the following:

          FIRST: That Sealright Manufacturing-East, Inc., an Ohio corporation ("Sealright East-Ohio), was incorporated on the 1st day of November, 1990, pursuant to the Ohio General Corporation Law.

          SECOND: That Sealright Manufacturing-East, Inc., a Delaware corporation ("Sealright East-Delaware"), was incorporated on the 24th day of March, 1998, pursuant to the Delaware General Corporation Law.

          THIRD: That an Agreement and Plan of Merger has been adopted, approved, certified, executed and acknowledged by each of the above-referenced corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

          FOURTH: That Sealright East-Delaware shall be the surviving corporation. The name of the surviving corporation shall continue to be Sealright Manufacturing-East, Inc.

          FIFTH: That the Certificate of Incorporation of Sealright East-Delaware, as in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the surviving corporation.

          SIXTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, 192 Akron-Peninsula Road, Akron, Ohio 44313.

          SEVENTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either Sealright East-Ohio or Sealright East-Delaware.
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          EIGHTH:  That the authorized capital stock of Sealright East-Ohio is
Seven Hundred Fifty (750) shares of common stock, par value $0.10 per share.

          IN WITNESS WHEREOF, this certificate has been signed in duplicate by Sealright East-Ohio and Sealright East-Delaware this 31st day of March, 1998.

                               SEALRIGHT MANUFACTURING-EAST, INC.,
                                an Ohio Corporation



                               By:/s/ Charles F. Marcy
                                  --------------------
                               Charles F. Marcy, President

ATTEST:


/s/ John T. Carper
------------------
John T. Carper, Secretary


                               SEALRIGHT MANUFACTURING-EAST, INC.,
                               a Delaware corporation



                               By:/s/ John T. Carper
                                  ------------------
                               John T. Carper, President

ATTEST:


/s/ Thomas W. Van Dyke
----------------------
Thomas W. Van Dyke, Secretary

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